UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2024

MERCER INTERNATIONAL INC.

(Exact name of Registrant as Specified in Its Charter)

Washington	000-51826	47-0956945
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 1120, 700 West Pender Street, Vancouver, British Columbia, Canada, V6C 1G8

(Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code: (604) 684-1099

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	MERC	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 2.02.	Results of Operations and Financial Condition.

In connection with a proposed private offering of senior notes described in Item 8.01 below, Mercer International Inc. (“Mercer” or the “Company”) prepared a preliminary offering memorandum (“Preliminary Offering Memorandum”) that is being disseminated only to eligible investors. Such information is included under the heading “Recent Developments” in Exhibit 99.1 attached hereto and incorporated herein by reference.

ITEM 7.01.	Regulation FD Disclosure.

In addition to the information referenced in Item 2.02 of this Current Report on Form 8-K, the Preliminary Offering Memorandum includes certain additional information regarding the business and affairs of the Company. The Company is furnishing certain excerpts from the Preliminary Offering Memorandum as Exhibit 99.1 of this Report, which is incorporated herein by reference.

ITEM 8.01.	Other Events.

On October 21, 2024, the Company issued a press release announcing its proposed: (i) add-on offering (the “Note Offering”) of an aggregate of $200 million principal amount of senior notes due 2028 (the “Additional Notes”); and (ii) conditional redemption of all of its outstanding 5.500% senior notes due 2026, being an aggregate principal amount of $300 million (the “2026 Note Redemption”). The Company intends to use the net proceeds, along with cash on hand, to complete the 2026 Note Redemption.

The Additional Notes will be issued as additional notes under the indenture dated September 21, 2023, pursuant to which the Company previously issued $200.0 million aggregate principal of 12.875% senior notes due 2028 (the “Existing Notes”). Other than with respect to the date of issuance and the offering price, the Additional Notes will have the same terms as the Existing Notes. The Additional Notes offered and sold in reliance on Rule 144A will be issued and maintained under the same CUSIP as the Existing Notes. Any Additional Notes offered and sold in offshore transactions in reliance on Regulation S will be issued and maintained under a separate CUSIP number during a 40-day distribution compliance period commencing on the issue date of the Additional Notes. Following the completion of the 40-day distribution compliance period, such Additional Notes will be maintained under the same CUSIP as the Existing Notes.

The Additional Notes will be offered and sold to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to non-U.S. persons in reliance on Regulation S under the Securities Act.

The Company’s press release dated October 21, 2024 is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

The information contained in Item 2.02, Item 7.01 and this Item 8.01 in this Current Report on Form 8-K, including Exhibit 99.1 and 99.2 is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise be subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, the Additional Notes or any security, and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward looking statements” within the meaning of federal securities laws and is intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. “Forward looking statements” generally can be identified by the use of forward looking terminology such as “assumptions”, “expects”, “anticipates”, “projects”, “intends”, “designed”, “will”, “believes”, “estimates”, “may”, “could”, “plans” (or the negative of other derivatives of each of these terms) or similar terminology and involve unknown risks and uncertainties which may cause the Company’s actual results in future periods to differ materially from forecasted results. The “forward looking statements” include, without limitation, statements regarding the Company’s intentions regarding the consummation of the offering of the Additional Notes and the intended use of proceeds including the 2026 Note Redemption. These statements are based on the Company’s management’s estimates and assumptions with respect to future events, which include uncertainty as to its ability to consummate the proposed offering of debt securities, which estimates are believed to be reasonable, though are inherently uncertain and difficult to predict. A discussion of factors that could cause actual results to vary is included in the Company’s Annual Report on Form 10-K, as amended, and other periodic reports filed with the Securities and Exchange Commission.

ITEM 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Excerpts from the Preliminary Offering Memorandum dated October 21, 2024 in connection with the Note Offering.

99.2	Press release of the Company dated October 21, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MERCER INTERNATIONAL INC.

Date: October 21, 2024	By:	/s/ Richard Short
Richard Short
Chief Financial Officer